EXHIBIT 2


                    AMENDMENT NO. 1 TO COMMON STOCK PURCHASE
                               AND SALE AGREEMENT

               Amendment No. 1 dated as of March 5, 1996 (the "Amendment") to the Common Stock Purchase and Sale Agreement, dated January 18, 1996, by and among TCW Special Credits, a California general partnership, for itself (in its individual capacity, "TCW") and as general partner or investment manager for the entities (other than TCW Trust (as defined below)) set forth on Schedule I attached thereto, Trust Company of the West, a California corporation, for itself and as trustee for TCW Special Credits Trust, a California collective investment trust ("TCW Trust"), and Resource Group International, Inc., a Washington corporation ("Purchaser").

               Each of the parties to the Agreement has determined that it is necessary and desirable to amend the Agreement as provided herein, and, in consideration of the premises and the agreements set forth herein and in the Agreement, TCW and Purchaser have executed and delivered this Amendment in accordance with Section 23 of the Agreement.

              1.  The following is hereby added to the Agreement as
        Section 31 thereof:

             "The parties hereto (other than Purchaser) agree to execute and deliver to Purchaser an irrevocable proxy substantially in the form attached as Exhibit "A".

              2. Exhibit A hereto is hereby added to the Agreement as Exhibit A thereto.

              3. This Amendment to the Agreement is irrevocable and shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

               4. This Amendment to the Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Agreement.

               5. In all respects not inconsistent with the terms and provision of this Amendment, the Agreement is hereby ratified, adopted, approved and confirmed.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed as of the date first above written.

                       TCW SPECIAL CREDITS

                       By:  TCW Asset Management Company, its
                            Managing General Partner


                            By: /s/ Bruce A. Karsh
                                 Bruce A. Karsh
                                 Authorized Signatory


                            By: /s/ Kenneth Liang
                                 Kenneth Liang
                                 Authorized Signatory


                       TRUST COMPANY OF THE WEST, a California
                       corporation, as trustee of TCW Special Credits Trust, a California collective investment trust


                       By: /s/ Bruce A. Karsh
                            Bruce A. Karsh
                            Authorized Signatory


                       By: /s/ Kenneth Liang
                            Kenneth Liang
                            Authorized Signatory


                       RESOURCE GROUP INTERNATIONAL, INC.



                       By: /s/ David A. Herrick
                            Name:  David A. Herrick
                            Title: Treasurer

                                                                   EXHIBIT A


                                IRREVOCABLE PROXY


             By its execution hereof, each of the undersigned hereby irrevocably constitutes and appoints RGI Realty, Inc., a Florida corporation ("RGI"), as its true and lawful proxy and attorney-in-fact, with respect to the portion of the 1,249,571 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Koger Equity, Inc., a Florida corporation (the "Company"), beneficially owned by it as of the date hereof and identified on Schedule I hereto, to: (i) vote at any annual or special meeting of the stockholders of the Company, to take any action, including without limitation, amending the Company's by-laws, removing one or more directors with or without cause, and electing directors or filling vacancies or newly-created directorships; (ii) to exercise written consent in lieu of voting with respect to the matters set forth in the preceding clause (i); and (iii) to execute, acknowledge, swear to and file in the name, place and stead of the undersigned any proxy, consent, approval, or other documents to be executed by the stockholders in connection with the items set forth in the preceding clauses (i) and (ii). The proxy granted hereby is irrevocable and is given in connection with the purchase by RGI of shares of Common Stock pursuant to the Common Stock Purchase and Sale Agreement dated January 18, 1996 (the "Purchase Agreement"), by and among TCW Special Credits, a California general partnership, for itself and as general partner or investment manager for the entities (other than TCW Trust (as defined below)) set forth on Schedule I attached thereto, Trust Company of the West, a California corporation, for itself and as trustee for TCW Special Credits Trust, a California collective investment trust ("TCW Trust"), and Resource Group International, Inc., a Washington corporation; provided, however, that this Irrevocable Proxy shall automatically terminate and be of no further force or effect with respect to any Shares at such time (after giving effect to the execution and delivery of this Irrevocable Proxy) as such Shares cease to be beneficially owned by RGI or any of its affiliates.

        IN WITNESS WHEREOF, each of the undersigned has executed this Irrevocable Proxy as of the 5th day of March, 1996.



                       TCW SPECIAL CREDITS, a California general partnership, as general partner or investment manager of the entities set forth on Schedule I attached to the Purchase Agreement (other than TCW Special Credits Trust)

                       By:  TCW Asset Management Company, its
                            managing general partner


                            By: /s/ Bruce A. Karsh
                                 Bruce A. Karsh
                                 Authorized Signatory


                            By: /s/ Kenneth Liang
                                 Kenneth Liang
                                 Authorized Signatory


                       TRUST COMPANY OF THE WEST, a California
                       corporation, as trustee of TCW Special Credits Trust, a California collective investment trust



                       By: /s/ Bruce A. Karsh
                            Bruce A. Karsh
                            Authorized Signatory


                       By: /s/ Kenneth Liang
                            Kenneth Liang
                            Authorized Signatory


                       TCW SPECIAL CREDITS, a California
                         general partnership

                       By:  TCW Asset Management Company, its
                            managing general partner


                            By: /s/ Bruce A. Karsh
                                 Bruce A. Karsh
                                 Authorized Signatory


                            By: /s/ Kenneth Liang
                                 Kenneth Liang
                                 Authorized Signatory


                       TRUST COMPANY OF THE WEST, a California
                         corporation


                       By: /s/ Bruce A. Karsh
                            Bruce A. Karsh
                            Authorized Signatory


                       By: /s/ Kenneth Liang
                            Kenneth Liang
                            Authorized Signatory


                       TCW ASSET MANAGEMENT COMPANY


                       By: /s/ Bruce A. Karsh
                            Bruce A. Karsh
                            Authorized Signatory


                       By: /s/ Kenneth Liang
                            Kenneth Liang
                            Authorized Signatory

                                   SCHEDULE I

                               Koger Equity, Inc.
                                  Common Stock




        Holder                   Shares



   Weyerhaeuser
     Company Master
     Retirement
     Trust                       231,171

   TCW Special
     Credits Fund
     III                         669,770

   The Common Fund
     for Bond
     Investments                  48,733

   TCW Special
     Credits Trust               299,897